EXHIBIT 10(c)(1)(G)


                       SIXTH AMENDMENT TO EQUIPMENT LEASE

     SIXTH AMENDMENT, dated as of June 5, 2002 (the "Sixth Amendment"), to Equipment Lease dated July 18, 1991 (the "Equipment Lease") between PRC Leasing, Inc., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (herein called "Lessor"), and TII Network Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware and authorized to do business in Puerto Rico (herein called "Lessee").

     WHEREAS, Lessor and Lessee entered into an Equipment Lease dated July 18, 1991, as amended by a First Amendment dated as of July 18, 1992, a Second Amendment dated as of February 25, 1993, a Restated Third Amendment dated as of December 14, 1993, a Fourth Amendment dated as of June 27, 2000, and a Fifth Amendment dated as of July 18, 2001 (the "Fifth Amendment") (as amended to date, the "Equipment Lease"); and

     WHEREAS, the term of the Equipment Lease is scheduled to expire on July 18, 2002; and

     WHEREAS, the parties wish to extend the term thereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein as set forth, the parties agree hereto as follows:

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     1. Amendment to Equipment  Lease.  The Equipment Lease is hereby amended as of the date hereof as follows:

          (a) Section 2 of the Equipment Lease is hereby deleted in its entirety and new Section 2 is hereby inserted in its place:

                    2. Lease of Equipment. For and in consideration of
               the covenants and agreements hereinafter contained to be kept and performed by Lessee, Lessor has leased and does hereby lease to Lessee the personal property known and described in Exhibit "A" hereto, hereafter designated as "Equipment," to have and to hold the same unto Lessee until July 18, 2003; provided, however, that this Equipment Lease shall be automatically renewed for additional one-year periods on each July 18 commencing July 18, 2003 and ending on the succeeding July 17 unless terminated at the end of any such year by either the Lessor or the Lessee on 180 days prior written notice.

          (b) Section 4 of the Equipment Lease is deleted in its entirety and the following new Section 4 is inserted in its place:

                    4. Rents. Lessee shall pay as rent for the leasing
               of the Equipment for the remaining term of the Lease following the date of the Fifth Amendment of the Equipment Lease at the rate of $50,000.00 per annum, payable in advance in two equal semi-annual installments on each of July 18 and January 18.

     2. Terms. All capitalized terms used, but not defined in this Sixth Amendment, herein shall be used as defined in the Equipment Lease.


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     3.  Choice  of Law.  This  Sixth  Amendment  shall be  deemed  to have been executed and entered into in the Commonwealth of Puerto Rico and shall be construed, enforced and performed in accordance with the laws thereof.

     4. Exclusion of Oral Statements. This Sixth Amendment contains all of the agreements of the parties hereto with respect to the subject matter hereof. No oral or other statements, proposals or other agreements with respect to the subject matter hereof shall be binding on either of the parties hereto.

     5. Agreement to Continue Equipment Lease as Amended. The Equipment Lease, as heretofore and hereby amended (including, without limitation, Exhibit A attached to the Fourth Amendment) shall remain and continue in full force and effect after the date hereof.

PRC Leasing, Inc.                       TII Network Technologies, Inc.


By: /s/ Alfred J. Roach                  By: /s/ Timothy J. Roach
    ------------------------                 -------------------------
    Alfred J. Roach                          Timothy J. Roach
    President                                President


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